EXHIBIT 99.1

WES Consulting, Inc. Completes Acquisition of Web Merchants Inc.

Acquisition Expands The Reach and Expertise of Both Firms

ATLANTA, GA. January 28, 2011 — WES Consulting, Inc. (OTCQB:WSCU) the owner of Liberator.com and the Liberator brand, a leading provider of sexual health and wellness products, today announced the completion of its acquisition of Web Merchants, Inc. the owner of the popular EdenFantasys.com website. WES Consulting, Inc. acquired 100% of Web Merchants, Inc. stock in exchange for 28.4 million shares of Wes Consulting common stock and a cash payment of $100,000.  Web Merchants, Inc. had net revenues of $7.6 million in 2009 and net revenues of $6.2 million for the nine months ended September 30, 2010.

The acquisition will create a social network of communities focusing on sexual health and wellness. The combined company will bring together the unique capabilities of both operations in order to better serve both consumer and wholesale customers in a variety of adult and mainstream channels. As part of the acquisition, Web Merchants, Inc. will relocate their New Jersey facility to the 140,000 square foot WES Consulting, Inc. headquarters and fulfillment center in Atlanta, GA. Full integration of the companies is expected to be completed by April of 2011.

“With this acquisition, our company will advance its consumer e-commerce capabilities to better serve our customers’ growing demand for sexual wellbeing products,” said Louis Friedman, president and CEO of WES Consulting, Inc. “By combining the marketing experience of WES Consulting, Inc. with the retail web expertise of Web Merchants, Inc., we are uniquely positioned to serve both e-commerce customers, as well as, wholesale customers large and small by utilizing our network of suppliers and vendors.” Going forward, WES Consulting, Inc. will continue to drive both the Liberator and EdenFantasys brands through continued advertising, sales and marketing initiatives.

“The completion of this acquisition signals the beginning of a new, more powerful and dynamic company,” said Fred Petrenko, President and CEO of Web Merchants, Inc. “The industry is changing rapidly and the excitement and rejuvenation is being felt not only within our new company, but among our customers and business partners. With the combined resources of WES Consulting, Inc. and Web Merchants, Inc., we are creating a strong team of knowledgeable and passionate employees that will be dedicated to delivering pioneering products and interactive experiences that will continue to capitalize on the sexual wellness category.”

About WES Consulting, Inc.

WES Consulting, Inc. is a U.S. based company with fiscal 2010 sales of US$11 million to customers around the world. With approximately 130 associates in manufacturing, sales, design, marketing and customer service, we are a recognized leader in many of the industries we serve. More information on WES Consulting, Inc. can be found at www.Liberator.com

About Web Merchants, Inc.

Web Merchants, Inc is a New Jersey based company that owns and operates an online adult community and e-commerce website under the EdenFantasys.com brand. The Company’s marketing strategies have created a unique opportunity for consumers and adult product manufacturers to communicate through the site thus positioning the Company at the crossroads of the emerging sexual health and wellness market. More information on Web Merchants, Inc. can be found at www.EdenFantasys.com

Safe Harbor Statement

In addition to historical information, this press release may contain forward-looking statements that reflect our current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Ronald Scott
Chief Financial Officer
Ron.Scott@Liberator.com
770-246-6426